UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 13, 2015

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 303

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 13, 2015 (the "Closing Date"), Investview, Inc. (the "Company") entered into a Redemption and Mutual Release Agreement (the “Redemption Agreement”) with GGI Inc., a Delaware corporation (“GGI”) pursuant to which GGI agreed to redeem the Company’s ownership interest in consideration of certain payment and mutual releases. On the Closing Date, the Company received a payment of $1,147,500. Further, during the period commencing on the Closing Date through the five (5) year anniversary of the Closing Date (the “GGI Period”), the Company shall receive 5% of the adjusted gross revenue of GGI up to $2,500,000, which is defined as revenue less cost of goods sold solely in respect of GGI’s social impact investment activity as currently conducted as of the Closing Date. During the GGI Period, with respect to GGI’s social impact investment activity, in the event GGI (i) disposes of all or a portion of its assets in an arm’s length transaction with a bona fide third party, (ii) enters into a merger agreement in an arm’s length transaction with a bona fide third party or (iii) enters any other arm’s length transaction with a bona fide third party which results in GGI disposing of all or a portion of its social impact business line (which shall not include bona fide fundraising offerings), then the Company shall receive a one-time cash payment equal to 5% of the net sales price received by GGI in such transaction. Such payment to the Company is capped at, $2,500,000. In addition, GGI agreed to pay all outstanding liabilities of GGI as originally contemplated in that certain Asset Purchase Agreement entered with Gate Global Impact Inc. dated December 17, 2014 and the Company was relieved of all obligations pertaining to certain employment agreements entered between GGI and certain executives. The Company entered into an amendment to that certain Assignment and Assumption with a third party whereby the consideration due for the assignment of the rights to acquire the Certus Wealth Platform was reduced to 170,000 shares of common stock and $75,000, which has been paid.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1	Redemption and Mutual Release Agreement dated March 13, 2015 between Investview, Inc. and GGI Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ William Kosoff
Name:	William Kosoff
Title:	Chief Financial Officer

Date:	March 19, 2015

Red Bank, New Jersey